Exhibit 21
Listing of parent and subsidiaries wholly owned, unless otherwise noted, by Florida East Coast Industries, Inc. as of December 31, 2006:

Name of Subsidiary	State of Incorporation/Organization
FECI Company	Florida

Florida East Coast Railway, LLC	Florida
(100% owned by FECI Company)

Railroad Track Construction Corporation	Florida
(100% owned by Florida East Coast Railway)

Florida East Coast Deliveries, Inc.	Florida
(100% owned by Florida East Coast Railway)

FECR Land Holding, LLC	Florida
(100% owned by Florida East Coast Railway)

BN Expansion, LLC	Florida
(100% owned by FECR Land Holding, LLC)

FEC Highway Services, Inc.	Florida
(100% owned by FECI Company)

Florida Express Logistics, Inc.	Florida
(100% owned by FEC Highway Services, Inc.)

Flagler Development Company, LLC	Florida
(100% owned by FECI Company)

Gran Central — Deerwood North, LLC	Delaware
(100% owned by Flagler Development Company)

Beacon Station 22, 23 and 24 Limited Partnership	Delaware
(100% owned by Flagler Development Company)

Flagler Transportation Services, Inc.	Florida
(100% owned by FECI Company)

Flagler Development Realty, LLC	Florida
(100% owned by Flagler Development Company)

GCC Beacon 22, 23 & 24, LLC	Florida
(100% owned by Flagler Development Company)

FDC Land Holdings, LLC	Florida
(100% owned by Flagler Development Company)

Flagler Boca 54, LLC	Florida
(100% owned by Flagler Development Company)

Flagler Commons, LLC	Florida
(100% owned by Flagler Development Company)

Exhibit 21 (continued)

Name of Subsidiary	State of Incorporation/Organization
Atlas II, LLC	Florida
(100% owned by Flagler Commons, LLC)

Atlas III, LLC	Florida
(100% owned by Flagler Commons, LLC)

Flagler Doral, LLC	Florida
(100% owned by Flagler Development Company)

Codina Doral, Ltd.	Florida
(50% owned by Flagler Doral, LLC)

FEC Lakes, LLC	Florida

Sevilla Building, Inc.	Florida

Sevilla Building, Ltd.	Florida
a partnership with Sevilla Building, Inc.
( 0.1% owned by Sevilla Building, Inc., general partner)
(99.9% owned by the Company, limited partner)

Beacon Countyline, LLC	Florida

Flagler Development Group, Inc.	Florida

Flagler Construction Corporation	Florida
(100% owned by Flagler Development Group, Inc.)

Flagler Real Estate Development Corporation	Florida
(100% owned by Flagler Development Group, Inc.)

Flagler Real Estate Services, Inc.	Florida
(100% owned by Flagler Development Group, Inc.)

C&S Real Estate Development Corporation	Florida
(100% owned by Flagler Real Estate Development Corporation)

CM Lejeune, Inc.	Florida
(General Partner of CM Lejeune, LLLP)

C/CM Lejeune, Inc.	Florida
(General Partner of C/CM Lejeune, Ltd.)

C/CM Lejeune, Ltd.	Florida

CM Lejeune, LLLP	Delaware
a partnership with CM Lejeune, Inc.
( 0.5% owned by CM Lejeune, Inc., general partner)
(99.5% owned by C/CM Lejeune, Ltd., limited partner)

Codina Residential Inc.	Florida

Codina Residential Ltd.	Florida
a limited partnership with Codina Residential Inc.
( 0.1% owned by Codina Residential, Inc., general partner)
(99.9% owned by the Company, limited partner)

Codina Fairfield LLC	Florida
(100% owned by Codina Residential Ltd.)

Exhibit 21 (continued)

Name of Subsidiary	State of Incorporation/Organization
Boca 54 Land Associates, LLC	Delaware
(20% interest owned by Flagler Boca 54, LLC)

Beacon Village, LLC	Delaware
(50% owned by FEC Lakes, LLC)

AMB Codina Beacon Lakes, LLC	Delaware
(21.225% owned by FEC Lakes, LLC)